Exhibit 99.1

VINO SYMBOL REINSTATED: GAUCHO HOLDINGS MARKS NEW CHAPTER POST-REORGANIZATION

Company resumes trading under “VINO” amid Argentina’s economic stabilization and U.S. partnership momentum

MIAMI, FL / July 31, 2025 / Gaucho Group Holdings, Inc. (OTC:VINO), a company that includes a growing collection of e-commerce platforms with a concentration on fine wines, luxury real estate, and leather goods and accessories (the “Company” or “Gaucho Holdings”), announced today that the “Q” designation has been officially removed from its trading symbol. Effective immediately, the Company’s shares will resume trading under the symbol VINO on the OTC Markets.

The “Q” suffix was initially added to the VINO trading symbol in November 2024 following Gaucho Holdings’ voluntary Chapter 11 filing. On June 16, 2025, the Company successfully emerged from Chapter 11 under court approval. In the weeks since, Gaucho Holdings has undertaken and completed the necessary steps to reinstate its trading symbol to VINO.

In parallel with this development, the Company has engaged an independent public accounting firm, CBIZ, Inc., to audit its financial statements. This includes the preparation and filing of its Form 10-K for the fiscal year ended December 31, 2024, as well as its 10-Q filings for 2025. Gaucho Holdings is working to regain full reporting compliance within approximately 90 days, which is expected to facilitate broader investor engagement and enhance trading opportunities on the OTC marketplace.

This milestone occurs as Argentina experiences significant macroeconomic changes under the administration of President Javier Milei. Over the past 18 months, inflation has declined by more than 95%, with additional improvement anticipated into 2026. Gaucho Holdings continues to monitor these economic developments, which coincide with increased U.S.-Argentina economic cooperation and interest in key sectors where the Company is active, including wine, tourism, and luxury goods.

“The removal of the ‘Q’ symbol is an important achievement for Gaucho Holdings and a clear signal that we have emerged from the Chapter 11 reorganization,” said Scott Mathis, CEO and Founder of Gaucho Group Holdings, Inc. “We remain focused on rebuilding stockholder confidence through operational transparency and financial integrity. At the same time, we are operating in a moment of significant change and optimism in Argentina, where our businesses are rooted. We look forward to continuing to align our strategy with the country’s evolving economic landscape.”

For more information, visit www.gauchoholdings.com.

About Gaucho Group Holdings, Inc.

For more than ten years, Gaucho Group Holdings, Inc.’s (gauchoholdings.com) mission has been to source and develop opportunities in Argentina’s undervalued luxury real estate and consumer marketplace. Our company has positioned itself to take advantage of the continued and fast growth of global e-commerce across multiple market sectors, with the goal of becoming a leader in diversified luxury goods and experiences in sought after lifestyle industries and retail landscapes. With a concentration on fine wines (algodonfinewines.com & algodonwines.com.ar), hospitality (algodonhotels.com), and luxury real estate (algodonwineestates.com) associated with our proprietary Algodon brand, as well as the leather goods, ready-to-wear and accessories of the fashion brand Gaucho – Buenos Aires® (gaucho.com), these are the luxury brands in which Argentina finds its contemporary expression.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this press release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included herein concerning, among other things, changes to exchange rates and their impact on the Company, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, are forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, they do involve certain assumptions, risks and uncertainties and are not (and should not be considered to be) guarantees of future performance. Refer to our risk factors set forth in our reports filed on Edgar. The Company disclaims any obligation to update any forward-looking statement made here.

Media Relations:

Gaucho Group Holdings, Inc.

Rick Stear

Director of Marketing

212.739.7669

rstear@gauchoholdings.com